EXHIBIT 99.1

                   SERVICE 1ST BANCORP 2004 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of this Service 1st Bancorp 2004 Stock Option Plan (the "2004 Plan") is to provide a method whereby those key employees, directors and consultants of Service 1st Bancorp and its affiliates (collectively referred to as the "Company"), who are primarily responsible for the management and growth of the Company's business and who are presently making and are expected to make substantial contributions to the Company's future management and growth, may be offered incentives in addition to those presently available, and may be stimulated by increased personal involvement in the fortunes and success of the Company to continue in its service, thereby advancing the interests of the Company and its shareholders.

         The word "affiliate," as used in the 2004 Plan, means any bank or corporation in any unbroken chain of banks or corporations beginning or ending with the Company, if at the time of the granting of an option, each such bank or corporation other than the last in that chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other banks or corporations in the chain.

2.       ADMINISTRATION

         The following provisions shall govern the administration of the 2004
Plan:

         (a) The 2004 Plan shall be administered by the Board of Directors (the "Board") or a committee ("Committee") of the Board duly appointed by the Board and consisting of such number of directors who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated by the Securities and Exchange Commission ("SEC") under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time and as interpreted by the SEC ("Rule 16b-3"), and as may be required to comply with Rule 16b-3. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board of Directors. The Board of Directors may designate a Chairman and Vice-Chairman of the Committee from among the members of the Committee.

         (b) Acts of the Board or Committee (i) at a meeting, held at a time and place and in accordance with rules adopted by the Board or Committee, at which a quorum of the Board or Committee is present and acting, or (ii) reduced to and approved in writing by all members of the Board or Committee, shall be the valid acts of the Board or Committee.

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         (c)      The grant of options under the 2004 Plan shall be affected by execution of instruments in writing in a form approved by the Board or Committee. Subject to the express terms and conditions of the 2004 Plan, the Board or Committee shall have full power to construe the 2004 Plan and the terms of any option granted under the 2004 Plan, to prescribe, amend and rescind rules and regulations relating to the 2004 Plan or such options and to make all other determinations necessary or advisable for the 2004 Plan's administration, including, without limitation, the power to (i) determine which persons meet the requirements of Section 3 hereof for selection as participants in the 2004 Plan;
(ii) determine to whom of the eligible persons, if any, options shall be granted under the 2004 Plan; (iii) establish the terms and conditions required or permitted to be included in every option agreement or any amendments thereto, including whether options to be granted shall be "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC") or nonstatutory stock options not described in Section 422; (iv) specify the number of shares to be covered by each option; (v) determine the fair market value of shares of the Company's common stock for any purpose under the 2004 Plan; (vi) grant options in exchange for cancellation of options granted earlier under the 2004 Plan at different exercise prices; (vii) take appropriate action to amend any option under the 2004 Plan, provided that no such action may be taken without the written consent of the affected optionee; and (viii) make all other determinations deemed necessary or advisable for administering the 2004 Plan. The Board's or Committee's determination on the foregoing matters shall be conclusive.

3.       ELIGIBILITY

         The persons who shall be eligible to receive the grant of options under this 2004 Plan shall be those key employees, directors and officers of the Company (including officers who may also be directors of the Company), persons who became employees of the Company within thirty days of the date of grant of an option, and independent contractor consultants of the Company who render bona fide services to the Company other than in connection with the offer or sale of securities in a capital raising transaction (individually a "Consultant" and collectively "Consultants").

4.       THE SHARES

         The shares of stock subject to options authorized to be granted under the 2004 Plan shall consist of one hundred sixty-nine thousand (169,000) shares of the Company's no par value common stock which are acquired by exercise of such options (the "Shares"), or the number and kind of shares of stock or other securities which shall be substituted for such Shares or to which such Shares shall be adjusted as provided in Section 7 hereof. Upon the expiration or termination for any reason of an outstanding option under the 2004 Plan which has not been exercised in full, all unissued Shares thereunder shall again become available for the grant of options under the 2004 Plan. Shares of the Company's common stock which are (i) delivered by an optionee in payment of the

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exercise price of an option pursuant to Section 6(a), or (ii) delivered by an optionee, or withheld by the Company from the shares otherwise due upon exercise of a nonstatutory stock option, in satisfaction of applicable withholding taxes as permitted by Section 6(c), shall again become available for the grant of options under the 2004 Plan only to those eligible participants who are not subject to Section 16 of the Exchange Act.

5.       OPTION GRANTS

         Options, in the discretion of the Board or Committee, may be granted at any time prior to the termination of the 2004 Plan to persons included among the eligible classes of persons specified in Section 3. Options granted by the Board or Committee shall be subject to the following terms and conditions:

         (a)      Grant of Options

                  Options granted to employees pursuant to the 2004 Plan may be either incentive stock options or nonstatutory stock options. If the aggregate fair market value of the shares issuable upon exercise of incentive stock options which are exercisable for the first time during any one calendar year under all incentive stock options held by an optionee exceeds $100,000 (determined at the time of the grant of the options), such options shall be treated as nonstatutory stock options to the extent of such excess. Options granted to directors who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated by the SEC under Section 16(b) of the Exchange Act, as such rule may be amended from time to time and as interpreted by the SEC, and to Consultants, shall be nonstatutory stock options.

         (b)      Option Price

                  The purchase price under each option shall not be less than one hundred percent of the fair market value of the Shares subject thereto on the date the option is granted; provided, however, that the purchase price of an option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not be less than one hundred ten percent (110%) of the fair market value of the Shares subject thereto on the date the option is granted. For any purposes under this 2004 Plan, "fair market value per share" shall mean, where there is a public market for the Company's common stock, the mean of the bid and asked prices (or the closing price if listed on a stock exchange or the Nasdaq National Market) of the Company's common stock for the date of grant, as reported in the Wall Street Journal (or, if not so reported, as otherwise reported by the Nasdaq Stock Market or the National Quotation Bureau). If such information is not available for the date of grant, then such information for the last preceding date for which such information is available shall be considered as the fair market value.

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         (c)      Duration of Options

                  Each option shall be for a term determined by the Board or Committee; provided, however, that the term of any option may not exceed ten
(10) years and, provided further, that the term of any incentive stock option granted to an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company shall not exceed five (5) years. Each option shall vest in such manner and at such time as the Board or Committee shall determine and the Board or Committee may accelerate the time of exercise of any option; provided, however, that no option shall vest for exercise at a rate of less than twenty percent (20%) per year during the five (5) year period following the date of grant of an option.

         (d)      Termination of Director, Employment or Consultant Status

                  Upon the termination of an optionee's status as an employee or Consultant or member of the Board, the optionee's rights to exercise an option then held shall be only as follows:

                  DEATH OR DISABILITY: If an optionee's employment or consulting relationship or service on the Board is terminated by death or disability, such optionee or such optionee's qualified representative (in the event of the optionee's mental disability) or the optionee's estate (in the event of optionee's death) shall have the right for a period of twelve (12) months (or such longer period as the Board or Committee may determine at the date of grant or during the term of the option) following the date of such death or disability to exercise the option to the extent the optionee was entitled to exercise such option on the date of the optionee's death or disability; provided the actual date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within such period the option will terminate. An optionee's "estate" shall mean the optionee's legal representative or any person who acquires the right to exercise an option by reason of the optionee's death.

                  CAUSE: If by determination of the Board or Committee, an optionee's employment or consulting relationship is terminated (1) because such optionee has committed an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or deliberately disregarded the rules of the Company which resulted in loss, damage or injury to the Company, or (2) because the optionee has made any unauthorized disclosure of any of the secrets or confidential information of the Company, induced any client or customer of the Company to break any contract with the Company or induced any principal for whom the Company acts as agent to terminate such agency relations, or engaged in any conduct which constitutes unfair competition with the Company, or (3) if an optionee (including an optionee who is a director) is removed from any office of the Company or from the Company's Board by any bank regulatory agency, the optionee shall have

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         the right for a period of thirty (30) days to exercise the option to the extent the option was exercisable on the date of termination; provided that the date of exercise is in no event after the expiration of the term of the option. To the extent the option is not exercised within such period the option will terminate. In making any determination pursuant to this paragraph, the Board or Committee shall act fairly and shall give the optionee whose employment or consulting status has been terminated an opportunity to appear and be heard at a hearing before the full Board or Committee and present evidence on the optionee's behalf. For the purpose of this paragraph, termination of employment or consulting status shall be deemed to occur when the Company dispatches notice or advice to the optionee that the optionee's employment or consulting status is terminated, and not at the time of optionee's receipt thereof.

                  OTHER REASONS: If an optionee's employment or consulting relationship or service on the Board is terminated for any reason other than those mentioned above under "Death or Disability" and "Cause," the optionee may, within three (3) months (or such longer period as the Board or Committee may determine at the date of grant or during the term of the option) following such termination, exercise the option to the extent such option was exercisable on the date of termination of the optionee's employment or consulting or director status; provided the date of exercise is in no event after the expiration of the term of the option and provided further that any option which is exercised more than three (3) months following termination shall be treated as a nonstatutory option whether or not it was designated as such at the time it was granted. To the extent the option is not exercised within such period the option will terminate.

6.       TERMS AND CONDITIONS APPLICABLE TO ALL OPTIONS

         The following terms and conditions shall apply to all options granted pursuant to the 2004 Plan:

         (a)      Exercise of Options

                  To the extent the right to purchase Shares has vested under an optionee's stock option agreement, options may be exercised from time to time by delivering payment therefor in cash, certified check, official bank check, or the equivalent thereof acceptable to the Company, together with written notice to the Secretary of the Company, identifying the option or part thereof being exercised and specifying the number of Shares for which payment is being tendered. In addition, an option may also be exercised by (1) the delivery and surrender of shares of Company common stock which have been owned by the optionee for at least six (6) months or such other period as the Board or Committee may require and have an aggregate fair market value on the date of surrender equal to the exercise price; or (2) by delivery to the Company of

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an exercise notice instructing the Company to deliver the certificates for the
Shares purchased to a designated brokerage firm and a copy of irrevocable instructions delivered to the brokerage firm to sell the Shares acquired upon exercise of the option and to deliver to the Company from the sale proceeds sufficient cash to pay the exercise price and any applicable withholding taxes arising as a result of the exercise.

                  The Company shall deliver to the optionee as soon as reasonably practicable following the Company's receipt of payment of the purchase price in conformity with the exercise procedures described above, without transfer or issue tax to the optionee (or other person entitled to exercise the option), at the principal office of the Company, or such other place as shall be mutually acceptable, a certificate or certificates for such Shares dated the date the options were validly exercised; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any requirements of law.

         (b)      Transferability of Options and Shares

                  Each option shall be transferable only by will or the laws of descent and distribution or as may otherwise be permitted under Rule 16b-3 or
Section 422 of the IRC and shall be exercisable during the optionee's lifetime only by the optionee, or in the event of disability, the optionee's qualified representative. In addition, in order for Shares acquired upon exercise of incentive stock options to receive the tax treatment afforded such Shares, the Shares may not be disposed of within two (2) years from the date of the option grant nor within one (1) year after the date of transfer of such Shares to the optionee.

         (c)      Withholding

                  The Company shall have the right to condition the issuance of Shares in connection with the exercise of an option upon payment by the optionee of any applicable taxes required to be withheld under federal, state or local tax laws or regulations in connection with such exercise. An optionee may elect to pay any such tax by (1) requesting the Company to withhold a sufficient number of Shares from the total number of Shares issuable upon exercise of the option, or (2) delivering a sufficient number of shares of Company common stock which have been held by the optionee for at least six (6) months (or such other period as the Board or Committee may require) to the Company. The value of shares withheld or delivered for such purpose shall be the fair market value of such shares on the date the exercise becomes taxable as determined by the Board or Committee. Such an election is subject to approval or disapproval by the Board or Committee, and if the optionee is subject to Section 16 of the Exchange Act, the timing of the election must satisfy the requirements of Rule 16b-3.

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         (d)      Other Terms and Conditions

                  Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or Committee shall deem appropriate. No option, however, nor anything contained in the 2004 Plan, shall confer upon any optionee any right to continued employment, consulting or director status with the Company, nor limit in any way the right of the Company to terminate an optionee's employment or consulting status at any time.

7.       ADJUSTMENT OF, AND CHANGES IN, THE SHARES

         (a)      Changes in Capitalization

                  In the event the shares of common stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, combination of shares, or otherwise), or if the number of shares of common stock of the Company shall be increased through the payment of a stock dividend, there shall be substituted for or added to each Share of common stock of the Company theretofore appropriated or thereafter subject or which may become subject to an option under the 2004 Plan, the number and kind of shares of stock or other securities into which each outstanding share of common stock of the Company shall be so changed, or for which each Share shall be exchanged, or to which each such Share shall be entitled, as the case may be. In addition, appropriate adjustment shall be made in the number and kind of Shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so that any optionee's proportionate interest in the Company by reason of his or her rights under unexercised portions of such options shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price of the unexercised portion of the option, and with a corresponding adjustment in the option price per share.

         (b)      Dissolution, Liquidation, Sale or Merger

                  In the event of a proposed (i) dissolution or liquidation of the Company; (ii) reorganization, merger, or consolidation of the Company, with the result that (A) the Company is not the surviving corporation, or (B) the Company becomes a subsidiary of another corporation, which shall be deemed to have occurred if another corporation shall own, directly or indirectly, eighty percent (80%) or more of the aggregate voting power of all outstanding equity securities of the Company; or (iii) sale of substantially all the assets of the Company to another corporation; or (iv) sale of the equity securities of the Company representing eighty percent (80%) or more of the aggregate voting power

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of all outstanding equity securities of the Company to any person or entity, or any group of persons and/or entities acting in concert, then in those events, the Company will deliver to each optionee written notification of the event not less than thirty (30) days prior to the occurrence or consummation of the event notifying the optionee of the event and the optionee's right to exercise all options granted under the 2004 Plan, whether or not vested under the 2004 Plan or applicable stock option agreement. The notification will confirm that all outstanding options granted under the 2004 Plan will completely vest and become immediately exercisable for a period of ten (10) days commencing on the date of the notification to each optionee. Notwithstanding the foregoing, such vesting and right of exercise will be conditional upon (i) the execution by all parties required for the event to be legally enforceable by or against the Company of a final plan, definitive agreement, or comparable document used to effectuate the event, (ii) receipt of all required approvals and consents including, without limitation, any required approvals of shareholders and applicable governmental authorities, and (iii) satisfaction of all other conditions to consummation of any such event as may be contained in the final plan, definitive agreement or comparable document. Upon occurrence or consummation of the event, all outstanding options and the 2004 Plan will terminate; provided, however, that any outstanding options not exercised as of the occurrence of the event will not terminate if a successor corporation assumes the outstanding options or substitutes for the options, new options covering shares of the successor corporation's stock with appropriate adjustments as to the number, kind and prices of shares, and substantially on the same terms as the outstanding options.

         (c)      Notice of Adjustments; Fractional Shares

                  To the extent the adjustments specified in paragraphs (a) and
(b) above relate to stock or securities of the Company, such adjustments shall be made by the Board or Committee, whose determination in that respect shall be final, binding and conclusive. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 7. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each holder of an option which is so adjusted, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the 2004 Plan.

                  Any issue by the Company of shares of stock of any class, or securities convertible into shares of any class, shall not affect the number or price of shares of common stock subject to the option, and no adjustment by reason thereof shall be made. The grant of an option pursuant to the 2004 Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

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8.       AMENDMENT, EFFECTIVENESS AND TERMINATION OF THE PLAN

         The Board or Committee shall have complete power and authority to terminate or amend the 2004 Plan; provided, however, that the Board or Committee shall not, without the approval of the shareholders of the Company, amend the 2004 Plan in a manner that requires shareholder approval for continued compliance with the terms of Rule 16b-3 as promulgated or amended under the Exchange Act, Section 422 of the IRC, any successor rules, or other regulatory authority. Except as provided in Section 8, no termination, modification or amendment of the 2004 Plan may adversely affect the rights of an optionee to whom an option was previously granted under the 2004 Plan, without the consent of such optionee. Any consent required by the preceding sentence may be obtained in any manner deemed appropriate by the Board or Committee.

         The 2004 Plan shall become effective upon adoption by the Board, subject to the approval by the shareholders of the Company within twelve (12) months following such adoption.

         The 2004 Plan, unless sooner terminated, shall terminate on February 5, 2014, ten (10) years from the date the 2004 Plan was originally adopted by the Board. An option may not be granted under the 2004 Plan after the 2004 Plan is terminated.

9.       INFORMATION TO OPTIONEES

         The Company shall provide to each optionee, during the period for which he or she has one or more outstanding options, copies of all annual reports and all other information which is provided to shareholders of the Company. To the extent permissible under applicable laws, rules or regulations, the Company shall not be required to provide such information to key employees, officers or directors of the Company whose duties in connection with the Company assure their access to equivalent information.

10.      PRIVILEGES OF STOCK OWNERSHIP; SECURITIES LAW COMPLIANCE

         No optionee shall be entitled to the privileges of stock ownership as to any Shares not actually issued and delivered to the optionee. The exercise of any option under the 2004 Plan shall be conditioned upon the qualification and registration of the Shares with, as applicable, the Commissioner of Corporations of the State of California under the California Corporate Securities Law of 1968, as amended, and the SEC under the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such qualification or registration is not necessary. The Company shall diligently endeavor to comply with all securities laws applicable to the 2004 Plan.

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11.      NOTICE OF SALE

         An optionee shall give the Company notice of any sale or other disposition of any Shares acquired upon exercise of an incentive stock option, not more than five (5) days after such sale or disposition.

12.      INDEMNIFICATION

         To the extent permitted by applicable law in effect from time to time, no member of the Board or Committee or the Board or Committee itself shall be liable for any action or omission of any other member of the Board or Committee or the Board or Committee itself nor for any act or omission on the member's own part, excepting only the member's own willful misconduct or gross negligence. The Company shall pay expenses incurred by, and satisfy a judgment or fine rendered or levied against, a present or former member of the Board or Committee in any action against such person (whether or not the Company is joined as a party defendant) to impose liability or a penalty on such person for an act alleged to have been committed by the Company or by such person while a member of the Board or Committee arising with respect to the 2004 Plan or administration thereof or out of membership on the Board or Committee, or all or any combination of the preceding; provided the member of the Board or Committee was acting in good faith, within what such member of the Board or Committee reasonably believed to have been the scope of his or her position or authority and for a purpose which he or she reasonably believed to be in the best interests of the Company or its shareholders. Payments authorized hereunder include amounts paid and expenses incurred in settling any such action or threatened action. In the event of any conflict or inconsistency between the provisions of this section and the indemnification provisions applicable to a member of the Board or Committee under applicable law, the articles of incorporation and bylaws of the Company, or any indemnification agreement between the Company and such member of the Board or Committee, the conflict or inconsistency shall be resolved in favor of the provisions of such applicable law, articles of incorporation and bylaws or indemnification agreement. The provisions of this section shall apply to the estate, executor, administrator, heirs, legatees or devisees of a member of the Board or Committee, and the term "person" as used in this section shall include the estate, executor, administrator, heirs, legatees or devisees of such person.

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                   SERVICE 1ST BANCORP 2004 STOCK OPTION PLAN
                                 SAMPLE FORM OF
                        INCENTIVE STOCK OPTION AGREEMENT

Date of Grant:  ______________

         Service 1st Bancorp, a California corporation (the "Company"), has granted to (the "Optionee"), an option (the "Option") to purchase a total of ____________(_______) shares of Company common stock ("Common Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Service 1st Bancorp 2004 Stock Option Plan (the "2004 Plan"). This Agreement describes certain, but not all, of the terms and provisions contained in the 2004 Plan. In the event of any conflict or inconsistency between the terms of this Agreement and those of the 2004 Plan, the terms and provisions of the 2004 Plan shall control. The terms defined in the 2004 Plan shall have the same defined meanings herein.

1.       NATURE OF THE OPTION

         This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("IRC").

2.       EXERCISE PRICE

         The exercise price is ______________($________) for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

3.       EXERCISE OF OPTION

         This Option shall be exercisable during its term in accordance with the provisions of the 2004 Plan and as follows:

         (a)      Right to Exercise
                  -----------------

         This Option shall vest cumulatively from the date of grant of the Option, exercisable during a period of __________ months after the date of grant as follows:

                  (i) This Option may be exercised immediately to the extent of not more than ____ percent (__%) of the Common Stock.

                  (ii) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (iii) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

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                  (iv)     Upon or after the expiration of _________ (__) months
                  from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common
                  Stock.

                  (v) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (vi)     This Option may not be exercised for less than ten
                  (10) shares nor for a fraction of a share.

                  (viii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6, 7 and 8 below.

         (b)      Method of Exercise
                  ------------------

                  (i) This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the 2004 Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the exercise price, as applicable.

                  (ii) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

4.       METHOD OF PAYMENT

         Payment of the exercise price shall be by cash, certified check, official bank check, or by the delivery of previously owned shares of the Company's Common Stock held for the requisite period specified in the 2004 Plan to avoid a charge to the Company's reported earnings and with a fair market value on the date of surrender equal to the exercise price. In addition, the Option may be exercised by delivery to the Company of (i) a copy of irrevocable written instructions provided by the Optionee to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

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5.       TERMINATION OF STATUS AS AN EMPLOYEE FOR ANY REASON OTHER THAN CAUSE

         If the Optionee ceases to serve as an employee, the Optionee may, but only within three (3) months after the date the Optionee ceases to be an employee of the Company, exercise this Option to the extent that the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

6.       TERMINATION OF STATUS AS AN EMPLOYEE FOR CAUSE

         If the Optionee's status as an employee is terminated for Cause, as provided in Section 5(d) of the 2004 Plan, this Option shall terminate on the thirtieth (30th) day after the date of termination of employment. "Cause" may consist of an act of embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company; the unauthorized disclosure of any of the secrets or confidential information of the Company; the inducement of any client or customer of the Company to break any contract with the Company or the inducement of any principal for whom the Company acts as agent to terminate such agency relations; engagement in any conduct which constitutes unfair competition with the Company; or the removal of the Optionee from any office of the Company by any bank regulatory agency.

7.       DISABILITY OF OPTIONEE

         Notwithstanding the provisions of Section 5 above, if the Optionee is unable to continue employment with the Company as a result of disability (as defined below), the Optionee may, within twelve (12) months from the date of termination of employment, exercise the Option to the extent the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option; and, provided further, that, in certain situations, an exercise after three (3) months following such termination may preclude favorable tax treatment normally accorded incentive stock options (i.e., the Option will be taxed as a nonstatutory stock option). To the extent that the Option was not vested as of the date of termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate. For purposes of this provision, "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board of Directors or the Committee on the basis of such medical evidence as the Board of Directors or the Committee deems warranted under the circumstances.

8.       DEATH OF OPTIONEE

         In the event of the death of the Optionee while the Optionee is an employee of the Company or during the three (3) month period referred to in
Section 5 above, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested as of the date of death; provided that in no event is the date of exercise beyond expiration of the Option. 13

9.       NON-TRANSFERABILITY OF OPTION

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as permitted under the 2004 Plan, and may be exercised during the Optionee's lifetime only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.      TERM OF OPTION

         Subject to earlier termination as provided in the 2004 Plan, this Option shall terminate ______ (__) years from the date of grant of this Option, and may be exercised during such term only in accordance with the 2004 Plan and the terms of this Option.

11.      EARLY DISPOSITION OF STOCK

         The Optionee understands that if the Optionee disposes of any shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such shares were transferred to the Optionee, the Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the exercise price and the lower of the fair market value of the shares at the date of the exercise or the fair market value of the shares at the date of disposition. The Optionee agrees to notify the Company in writing within five (5) days after the date of any disposition of the Shares acquired by exercise of this Option. The Optionee understands that if the Optionee disposes of such shares at any time after the expiration of such two
(2) year and one (1) year holding periods, any gain on such sale will be taxed as long-term capital gain.

12.      QUALIFICATION AS AN INCENTIVE STOCK OPTION

         The Optionee understands that the Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the IRC. The Optionee understands, further, that the exercise price for the shares subject to this Option has been determined in accordance with the 2004 Plan at a price not less than 100% (or, if the Optionee owned at the time of grant more than 10% of the voting securities of the Company, 110%) of the fair market value of the shares at the time of grant. The Company believes that the methodology by which the fair market value was determined at such time represented a good faith attempt, as defined in the IRC and the regulations thereunder, at reaching an accurate appraisal of the fair market value of the shares. The Optionee understands and acknowledges, however, that the Company shall not be responsible for any additional tax liability incurred by the Optionee in the event that the Internal Revenue Service were to determine that the Option does not qualify as an incentive stock option, for any reason, including a determination that the valuation did not represent a good faith attempt to value the shares.

                                            SERVICE 1ST BANCORP

Dated:  __________________                  By:_________________________________

                                            ____________________________________
                                            [TYPE OR PRINT NAME/TITLE]


         The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the 2004 Plan.

                                            OPTIONEE

Dated:  __________________                  ____________________________________

                                            ____________________________________
                                            [TYPE OR PRINT NAME/TITLE]

                   SERVICE 1ST BANCORP 2004 STOCK OPTION PLAN
                                 SAMPLE FORM OF
                       NONSTATUTORY STOCK OPTION AGREEMENT

Date of Grant:  ___________________

         Service 1st Bancorp, a California corporation (the "Company"), has granted to (the "Optionee"), an option (the "Option") to purchase a total of ____________(_______) shares of Company common stock ("Common Stock"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Service 1st Bancorp 2004 Stock Option Plan (the "2004 Plan"). This Agreement describes certain, but not all, of the terms and provisions contained in the 2004 Plan. In the event of any conflict or inconsistency between the terms of this Agreement and those of the 2004 Plan, the terms and provisions of the 2004 Plan shall control. The terms defined in the 2004 Plan shall have the same defined meanings herein.

1.       NATURE OF THE OPTION

         This Option is intended by the Company and the Optionee to be a nonstatutory stock option and does not qualify for any special tax benefits to the Optionee. This Option is not an Incentive Stock Option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("IRC").

2.       EXERCISE PRICE

         The exercise price is ______________($________) for each share of Common Stock, which price is not less than the fair market value per share of the Common Stock on the date of grant.

3.       EXERCISE OF OPTION

         This Option shall be exercisable during its term in accordance with the provisions of the 2004 Plan and as follows:

         (a)      Right to Exercise
                  -----------------

         This Option shall vest cumulatively from the date of grant of the Option, exercisable during a period of __________ months after the date of grant as follows:

                  (i) This Option may be exercised immediately to the extent of not more than ____ percent (__%) of the Common Stock.

                  (ii) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (iii) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (iv) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (v) Upon or after the expiration of _________ (__) months from the date of grant, this Option may be exercised to the extent of an additional ____ percent (__%) of the Common Stock.

                  (vi)     This Option may not be exercised for less than ten
                  (10) shares nor for a fraction of a share.

                  (viii) In the event of the Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6, 7 and 8 below.

         (c)      Method of Exercise
                  ------------------

                  (i) This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the 2004 Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company accompanied by payment of the exercise price, as applicable.

                  (ii) No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or inter-dealer quotation system upon which the Shares may then be listed or quoted. Assuming such compliance, the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. An Optionee shall have no rights as a shareholder of the Company with respect to any Shares until the issuance of a stock certificate to the Optionee for such Shares.

4.       METHOD OF PAYMENT

         Payment of the exercise price shall be by cash, certified check, official bank check, or by the delivery of previously owned shares of the Company's Common Stock held for the requisite period specified in the 2004 Plan to avoid a charge to the Company's reported earnings and with a fair market value on the date of surrender equal to the exercise price. In addition, the Option may be exercised by delivery to the Company of (i) a copy of irrevocable written instructions provided by the Optionee to a designated brokerage firm to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) written instructions to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR DIRECTOR FOR ANY REASON OTHER THAN CAUSE

         If the Optionee ceases to serve as an employee, Consultant or director, the Optionee may, but only within three (3) months after the date the Optionee ceases to be an employee, Consultant or director of the Company, exercise this Option to the extent that the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of such termination, or if the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

6. TERMINATION OF STATUS AS AN EMPLOYEE OR CONSULTANT FOR CAUSE; REMOVAL FROM BOARD OF DIRECTORS

         If the Optionee's status as an employee or Consultant is terminated for Cause, as provided in Section 5(d) of the 2004 Plan, this Option shall terminate on the thirtieth (30th) day after the date of termination of employment or consulting. "Cause" may consist of an act of embezzlement; fraud; dishonesty; breach of fiduciary duty to the Company; deliberate disregard of the rules of the Company which results in loss, damage or injury to the Company; the unauthorized disclosure of any of the secrets or confidential information of the Company; the inducement of any client or customer of the Company to break any contract with the Company or the inducement of any principal for whom the Company acts as agent to terminate such agency relations; engagement in any conduct which constitutes unfair competition with the Company; or the removal of the Optionee from any office of the Company by any bank regulatory agency.

         If an Optionee's status as a director of the Company is terminated because the Optionee is removed from the Board of Directors by any bank regulatory agency, this Option shall terminate on the thirtieth (30th) day after such removal.

7.       DISABILITY OF OPTIONEE

         Notwithstanding the provisions of Section 5 above, if the Optionee is unable to continue employment, consulting or service as a director with the Company as a result of disability (as defined below), the Optionee may, within twelve (12) months from the date of termination of employment, consulting or membership on the Board of Directors (or such longer period as the Board of Directors or Committee determines), exercise the Option to the extent the Option was vested as of the date of such termination; provided that in no event is the date of exercise beyond expiration of the Option. To the extent that the Option was not vested as of the date of termination, or if the Optionee does not exercise such Option within the time specified herein, the Option shall terminate. For purposes of this provision, "disability" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Board of Directors or the Committee on the basis of such medical evidence as the Board of Directors or the Committee deems warranted under the circumstances.

8.       DEATH OF OPTIONEE

         In the event of the death of the Optionee while the Optionee is an employee, Consultant or director of the Company or during the three (3) month period referred to in Section 5 above, the Option may be exercised, at any time within twelve (12) months following the date of death (or such longer period as the Board of Directors or Committee determines), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Option was vested as of the date of death; provided that in no event is the date of exercise beyond expiration of the Option.

9.       NON-TRANSFERABILITY OF OPTION

         This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or as permitted under the 2004 Plan, and may be exercised during the Optionee's lifetime only be the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.      TERM OF OPTION

         Subject to earlier termination as provided in the 2004 Plan, this Option shall terminate ______ (__) years from the date of grant of this Option, and may be exercised during such term only in accordance with the 2004 Plan and the terms of this Option.

11.      TAXATION UPON EXERCISE OF OPTION

         The Optionee understands that upon exercise of this Option, the Optionee will generally recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price. The Company will be required to withhold tax from the Optionee's current compensation with respect to such income; to the extent that the Optionee's current compensation is insufficient to satisfy the withholding tax liability, the Company may require the Optionee to make a cash payment to cover such liability as a condition of exercise of this Option. The Optionee may elect to pay such tax by (i) requesting the Company to withhold a sufficient number of shares from the Shares otherwise due upon exercise or (ii) by delivering a sufficient number of shares of the Company's Common Stock which have been previously held by the Optionee for such period of time as the Board of Directors or the Committee may require. The aggregate value of the shares withheld or delivered, as determined by the Board of Directors or the Committee, must be sufficient to satisfy all such applicable taxes, except as otherwise permitted by the Board of Directors or the Committee. If the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended, the Optionee's election must be made in compliance with rules and procedures established by the Board of Directors or the Committee.

                                            SERVICE 1ST BANCORP

Dated:  __________________                  By:_________________________________

                                            ____________________________________
                                            [TYPE OR PRINT NAME/TITLE]


         The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors or the Committee upon any questions arising under the 2004 Plan.

                                            OPTIONEE

Dated:  __________________                  ____________________________________

                                            ____________________________________
                                            [TYPE OR PRINT NAME/TITLE]